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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 5, 2001 (except for Note 11, as to which the
date is [      ]) with respect to the audited consolidated financial statements and schedule included in Amendment No. 1 to the Registration Statement
(Form S-1 No. 333-64808) of ExpressJet Holdings, Inc. dated August 22, 2001.

                                                             Ernst & Young LLP

Houston, Texas

The foregoing consent is in the form that will be signed upon the completion of the recapitalization described in Note 11 to the consolidated financial statements.

                                                         /s/ Ernst & Young, LLP
Houston, Texas
August 21, 2001